Exhibit 10.7

AMENDMENT NO. 1 TO THE

AMENDED AND RESTATED

TRANSACTION AND MONITORING FEE AGREEMENT

This Amendment No. 1, dated December 1, 2009 (the “Amendment”), to the Amended and Restated Transaction and Monitoring Fee Agreement, dated as of March 7, 2006 (as the same may be amended, supplemented or otherwise modified from time to time, the “Monitoring Agreement”), between Team Health Holdings, L.L.C., a Delaware limited liability company (the “Company”) and successor-in-interest to Ensemble Acquisition LLC, and Blackstone Management Partners IV L.L.C., a Delaware limited liability company (“BMP”). Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Monitoring Agreement.

W I T N E S S E T H :

WHEREAS, the Company and BMP are parties to the Monitoring Agreement;

WHEREAS, the Company and BMP have previously amended and restated the Monitoring Agreement pursuant to which, among other things, the monitoring fee was decreased from $5 million to $3.5 million annually; and

WHEREAS, in partial recognition of Blackstone’s commitment to pay a pro rata portion of any Lump Sum Payment on behalf of the Company to the management holders in consideration for services they will continue to provide the Company in connection with a public offering, the Company and BMP desire to amend the terms of the Monitoring Agreement as more fully set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and agreements made herein and in the Monitoring Agreement and intending to be legally bound hereby, the Monitoring Agreement shall be amended as follows:

1. The first sentence of Section 4(a) of the Monitoring Agreement is hereby amended by deleting the number “$3,500,000” and replacing it with “$4,500,000”.

2. Except as expressly amended hereby, the provisions of the Monitoring Agreement are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. This Amendment shall be effective as of the date hereof.

3. Whenever this Agreement (or similar term) is referred to in the Monitoring Agreement or in any other agreements, documents or instruments, any such reference shall be deemed to be the Monitoring Agreement as amended by this Amendment.

4. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has caused this to be executed as of the date first above written.

TEAM HEALTH HOLDINGS, L.L.C.

By:	/s/ Heidi S. Allen
Name:	Heidi S. Allen
Title:	SVP & General Counsel

BLACKSTONE MANAGEMENT PARTNERS IV L.L.C.

By:	/s/ Neil Simpkins
Name:	Neil Simpkins
Title:	Senior Managing Director